UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020

LGBTQ LOYALTY HOLDINGS, INC.

(Exact name of the registrant as specified in its charter)

DELAWARE	000-54867	80-0671280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2435 Dixie Highway

Wilton Manors, FL 33305

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (954) 947-6133

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02	Unregistered Sales of Equity Securities.

On February 12, 2020, LGBTQ Loyalty Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Cavalry Fund I LP, a Delaware limited partnership (the “Purchaser”). Pursuant to the terms of the SPA, the Purchaser agreed to purchase from the Company, for a purchase price of $105,000, a 10% Convertible Note (the “Note”) in the principal amount of $115,500. The Note matures and becomes due and payable on November 11, 2020 and accrues interest at a rate of 10% per annum (increasing to 24% upon an event of default) while the Note remains outstanding. The Note, plus all accrued but unpaid interest and other amounts due on the Note, may be prepaid at any time prior to the maturity date. If the Note is prepaid on or prior to the 60th calendar day after the issuance date, the amount due upon prepayment will be multiplied by 115%. If the Note is prepaid between the 61st and 120th calendar day after the issuance date, the amount due upon prepayment will be multiplied by 125%. If the Note is prepaid between the 121st and 180th calendar day after the issuance date, the amount due upon prepayment will be multiplied by 135%. The Company must provide advanced notice to the holder of any prepayments and the holder may elect to convert all or any portion of the Note prior to prepayment.

The Note is convertible into shares of the Company’s common stock (the “Common Stock”) at any time at a conversion price (the “Conversion Price”) equal to the lower of: (i) the lowest closing price of the Common Stock during the preceding twenty (20) trading day period ending on the latest complete trading day prior to the issuance date of the Note  (the “Closing Price”), (ii) $0.04, or (iii) 60% of the lowest traded price for the Common Stock on the principal market on which the Common Stock is then trading during the twenty (20) consecutive trading days on which at least 100 shares of Common Stock were traded including and immediately preceding the date of conversion. Upon an event of default, the holder may elect to convert at an alternate conversion price which is the lower of: (i) the closing price of the Common Stock on the Principal Market on the Trading Day immediately preceding the issue date of the Note  or (ii) 60% of either the lowest traded price or the closing bid price, whichever is lower for the Common Stock on the principal market during any trading day in which the event of default has not been cured. The conversion price of the Note will be further adjusted by another 15% reduction, regardless of whether there is an event of default, if (A) the Common stock is no longer a reporting company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) the Note cannot be converted into free trading shares after 181 days from the issuance date of the Note, (C) the Common Stock is chilled for deposit at DTC or becomes chilled at any point while the Note remains outstanding, (D) deposit or other additional fees are payable due to a Yield Sign, Stop Sign or other trading restrictions, or (E) if the closing price at any time falls below $0.015 (as adjusted) . In addition, the holder will be entitled to deduct $1,000.00 from the conversion amount in each notice of conversion to cover holder’s legal fees and deposit fees associated with each notice of conversion.  The conversion price is subject to customary adjustments. The conversion price is not subject to a floor.

The Note contains customary event of default provisions, including, but not limited to: (i) failure to pay principal or interest payments when they come due, (ii) failure to reserve a number of shares of Common Stock equal to six times the number of shares of Common Stock that the Note is then convertible into or to otherwise convert the Note in accordance with the terms of the Note, (iii) breaches of any material covenants in the Note or SPA, (iv) breaches of any representations or warranties in the Note or SPA, (v) the appointment of a receiver or trustee, (vi) any judgments are filed against the company in excess of $50,000, (vii) any bankruptcy or similar proceeding is instituted by or against the Company, and (viii) failure to comply with the requirements of the Exchange Act or the holder’s inability to sell conversion shares pursuant to Rule 144. Upon the occurrence of an event of default, the Note is immediately and automatically due and payable in an amount equal to the greater of (A) (i) 200% times the sum of (w) the then outstanding principal amount of the Note plus (x) accrued and unpaid interest on the unpaid principal amount of the Note to the date of payment (the “Mandatory Repayment Date”) plus (y) default interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any other amounts owed to the holder pursuant to the terms of the Note (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Sum”) or (ii) the “parity value” of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with the terms of the Note, treating the trading day immediately preceding the Mandatory Repayment Date as the conversion date for purposes of determining the lowest applicable conversion price, unless the default event arises as a result of a breach in respect of a specific conversion date in which case such conversion date shall be the conversion date), multiplied by (b) the highest closing price for the Common Stock during the period beginning on the date of first occurrence of the event of default and ending one day prior to the Mandatory Repayment Date (the “Default Amount”). If at any time while the Note is outstanding the Common Stock trades below $0.01, the principal amount of the Note shall automatically and without further action increase by twenty-five thousand dollars ($25,000).  The holder may elect to receive payment of any amounts upon an event of default in shares of Common Stock based on the then applicable conversion price as well.

The Note also provides for certain liquidated damages upon failure to timely delivery shares of Common Stock upon conversion of the Note.

For such time as the Note remains outstanding, the holder has a right of first refusal with respect to any prospective financings, has the right to be re-paid from the proceeds of any subsequent financings that the Company closes and has the right to purchase an additional promissory note up to the same principal amount of the Note with substantially the same terms and conditions as the Note. The Note also contains a provision allowing the holder of the Note to get the benefit of any more favorable terms or conditions that are given to any future investors in the Company at any time that the Note remains outstanding.

The Company will be subject to certain restrictive covenants, including, restrictions regarding distributions of its capital stock, repurchases of its capital stock, incurrence of indebtedness and sales of assets, during the term of the Note. The Note holder has been granted piggy-back registration rights.

The SPA and Note are attached to this Current Report as Exhibits 10.1 and 10.2, respectively. All descriptions of the SPA and Note herein are qualified in their entirety to the text of Exhibits 10.1 and 10.2 hereto, which is incorporated herein by reference.

The Note issued in the offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder because, among other things, the transaction did not involve a public offering, the investor is an accredited investors, the investor took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Securities Purchase Agreement
10.2	10% Convertible Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

LGBTQ Loyalty Holdings, Inc.

Date: February 19, 2020	By:	/s/ Robert A. Blair
Robert A. Blair
Chief Executive Officer